EXHIBIT 10.4

                            AMENDMENT AGREEMENT


     THIS AMENDMENT AGREEMENT (this "Amendment") is made and entered into as of the 1st day of February, 1995 by and between GLENAYRE TECHNOLOGIES, INC., a Delaware corporation formerly known as "N-W Group, Inc." (the "Company"), and CLARKE H. BAILEY (the "Executive").

                            Statement of Purpose

     The Company and the Executive have entered into (1) an Employment Agreement dated December 3, 1990 (the "Employment Agreement"), (2) a Stock Option Agreement dated as of December 3, 1990, as amended, with respect to options awarded under the Company's 1987 Stock Option Plan (the "Option Agreement (1987 Plan)"), (3) a Stock Option Agreement dated as of December 3, 1990, as amended, with respect to options awarded under the Company's 1991 Long-Term Incentive Plan (the "First Option Agreement (1991 Plan)") and (4) a Stock Option Agreement dated as of November 10, 1992 with respect to options awarded under the Company's 1991 Long-Term Incentive Plan (the "Second Option Agreement (1991 Plan)"). The Option Agreement (1987 Plan), the First Option Agreement (1991 Plan) and the Second Option Agreement (1991 Plan) are collectively referred to herein as the "Option Agreements." The Company and the Executive desire to amend the Employment Agreement and the Option Agreements as hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing Statement of Purpose and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

A.   Amendments to Employment Agreement

     1. Section 1(a) of the Employment Agreement is hereby amended to read as follows:

          "(a) During the term of this Agreement, the Executive will serve in such executive position or positions with the Company as shall be mutually acceptable to the Executive and the Company. The Executive shall serve in such position or positions subject to the supervision of the Board of Directors of the Company and shall report to the Chairman of the Board of Directors of the Company."

     2. Section 1(b) of the Employment Agreement is hereby amended to read as follows:

          "(b) The Executive shall be nominated  for a position on the
     Board of Directors  of the  Company during his  entire period  of
     employment hereunder.   So long  as he shall  be a member  of the
     Board of Directors, the Execu-
     tive shall serve as Vice Chairman of the Board of Directors of the Company and/or as Chairman of the Executive Committee of the Board of Directors of the Company. The Executive and the Company agree that either such position shall satisfy the requirements of Section 1(a) hereof."

     3. Section 1(c) of the Employment Agreement is hereby amended to read as follows:

          "(c) During the term of this Agreement, the Executive shall devote his attention and abilities to the business and affairs of the Company in the capacity described in Section 1(a) or 1(b) hereof, it being agreed, however, that the Executive may also serve in executive position(s) with, and/or as director of, other corporations as previously reported to and consented to by the Company and as subsequently reported to and consented to by the Company from time to time, provided that no such services shall interfere with the performance by the Executive of his duties to the Company hereunder."

     4. Section 2 of the Employment Agreement is hereby amended to read as follows:

          "During the term of this Agreement, the Executive's princi-pal place of employment (the "Principal Office") shall be in the New York metropolitan area (including White Plains, N.Y.)."

     5. The first sentence of Section 4 of the Employment Agreement is hereby amended to read as follows:

     "The Executive's basic salary ("Basic Salary") shall be at the rate of $150,000 annually, payable in accordance with the Com-pany's normal payroll practices."

     6. Section 5 of the Employment Agreement is hereby amended to read as follows:

          "The Executive shall be paid such bonus by the Company, if any, as shall be approved from time to time by the Board of Directors of the Company or a Compensation Committee thereof in its sole discretion."

     7. Section 6 of the Employment Agreement is amended as set forth in Paragraph 1 of Part B below.

     8. Section 7 of the Employment Agreement is amended as set forth in Paragraph 2 of Part B below.

     9. Section 8(a) of the Employment Agreement is hereby amended to read as follows:

          "(a) The Executive expressly waives any right to participate in any bonus, compensation, savings, stock purchase, stock option or other incentive plans and programs and in any retirement, life, medical/dental, disability insurance or other benefit plans of the Company, regardless of whether he would otherwise qualify under the eligibility requirements of the respective plan or program, except as expressly (i) set forth in this Agreement or
     (ii) awarded to him by the Board of Directors of the Company or a Compensation Committee thereof."

     10. Section 10(a) of the Employment Agreement is hereby amended to read as follows:

               "[Intentionally Omitted]"

     11. Section 11(a) of the Employment Agreement is hereby amended by deleting therefrom the following sentence: "The Executive's options and SAR(s) shall be accorded the treatment provided by the provisions of this Agreement."

     12. Section 11(b) of the Employment Agreement is hereby amended to read as follows:

          "(b) In the event of the Executive's death or in the event his employment shall be terminated by reason of disability, the Executive's estate, the Executive or his legal representative, as appropriate, shall be entitled to all salary, bonus and other compensation entitlements hereunder which have been accrued for him through the date of such termination, and the Company shall be relieved of any obligation to make any other salary or bonus payments provided hereunder."

     13. Section 12(a)(1) of the Employment Agreement is hereby amended to read as follows:

          "(1) A significant diminution of, or the assignment to the Executive of any duties or reporting responsibilities inconsis-tent with, his status, duties or responsibilities in a position which satisfies the requirements of Section 1(a) hereof. Without limiting the generality of the foregoing, such a `diminution' shall be deemed to occur (i) in the event of a change in the Executive's place of employment to a location other than the Principal Office (as defined in Section 2 hereof) or (ii) if the Executive shall cease to be a member of the Board of Directors of the Company unless the Executive refuses to be nominated as a director or resigns without Good Reason as a director of the Company."

     14. Section 12(a)(2) of the Employment Agreement is hereby amended to read as follows:

          "(2) A failure by the Company to continue in effect for the Executive any of the plans or benefits provided for Executive hereunder, which by itself or in the aggregate is material to the Executive's total compensation, unless there shall have been instituted a comparable replacement or substitute plan or benefit which is reasonably satisfactory to the Executive and which has been agreed to in writing by the Executive."

     15. Section 12(b) of the Employment Agreement is hereby amended to read as follows:

          "(b) In the event that the Company terminates the employment of the Executive without Cause prior to the expiration of the then current term of this Agreement or in the event that the Executive resigns his employment for Good Reason, the Company, within 10 days after such termination, shall pay to the Executive in a lump sum as liquidated damages, and not as a penalty, the Executive's then existing Basic Salary for the remainder of the term of this Agreement."

     16. The parties confirm that Section 12(c) of the Employment Agree-ment has been deleted in its entirety.

     17. Section 13(b) of the Employment Agreement is hereby amended to read as follows:

          "(b) In the event that the Executive terminates his employ-ment by reason of a Change in Control of the Company, the Compa-ny, within 10 days after such termination, shall pay to the Executive in a lump sum as liquidated damages, and not as a penalty, the Executive's then existing Basic Salary for the remainder of the term of this Agreement."

     18. The parties confirm that Section 13(c) of the Employment Agree-ment has been deleted in its entirety.

     19.  Any notices or consents to be given  to the Executive pursuant to
Section 17 of the Employment Agreement shall be addressed to him as follows:

          Clarke H. Bailey
          10 Oxford Road
          Larchmont, New York  10538

Any notices or consents to be given to the Company pursuant to Section 17 of the Employment Agreement shall be addressed to the Company as follows:

          Glenayre Technologies, Inc.
          4201 Congress Street, Suite 455
          Charlotte, North Carolina  28209
          Attention:  Chief Executive Officer

     20. The Executive acknowledges and agrees no event has occurred prior to the date hereof which constitutes "Good Reason" (as defined in Section 12(a) of the Employment Agreement) or a "Change in Control" of the Company (as defined in Section 13(a) of the Employment Agreement), which in either case would entitle the Executive to terminate his employment under the Employment Agreement and to be paid certain payments under Section 12 or 13 of the Employment Agreement, as applicable.

     21. Except as expressly amended hereby, the Employment Agreement shall continue in full force and effect.

B.   Amendments to Option Agreements

     1. The Company and the Executive confirm that all options awarded to the Executive under the Option Agreement (1987 Plan) are now fully vested. The Company and the Executive confirm that, as a result of the Option Agreement (1987 Plan), the Employment Agreement was amended to the extent set forth in the Option Agreement (1987 Plan). Section 6(b) of the Employment Agreement is hereby deleted in its entirety so that the Execu-tive (or his legal representative) may exercise any of the options awarded to him under the Option Agreement (1987 Plan) at any time on or before December 3, 2000 (regardless of whether the Executive's employment by the Company has previously terminated, or the reason therefor, or whether the Executive has ceased to provide any services to the Company, or the reason therefor).

     2. The Company and the Executive confirm that all options awarded to the Executive under the First Option Agreement (1991 Plan) are now fully vested. The Company and the Executive confirm that, as a result of the First Option Agreement (1991 Plan), the Employment Agreement was amended to the extent set forth in the First Option Agreement (1991 Plan). Section 7(c) of the Employment Agreement is hereby deleted in its entirety so that the Executive

(or his legal representative) may exercise any of the options awarded to him under the First Option Agreement (1991 Plan) at any time on or before May 14, 2001 (regardless of whether the Executive's employment by the Company has previously terminated, or the reason therefor, or whether the Executive has ceased to provide any services to the Company, or the reason therefor.) Section 7(d) of the Employment Agreement is hereby deleted in its entirety.

     3. The Company and the Executive confirm that all options awarded to the Executive under the Second Option Agreement (1991 Plan) are now fully vested. Section 6 of the Second Option Agreement (1991 Plan) is hereby deleted in its entirety so that the Executive (or his legal representative) may exercise any of the options awarded to him under the Second Option Agreement (1991 Plan) at any time on or before November 10, 2002 (regard-less of whether the Executive's employment by the Company has previously terminated, or the reason therefor, or whether the Executive has ceased to provide any services to the Company, or the reason therefor).

     4. Except as expressly amended hereby, the Option Agreements shall continue in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

                              GLENAYRE TECHNOLOGIES, INC.



                              By: s/Ramon D. Ardizzone

                              Title: President and Acting Chief
                                     Executive Officer


                                s/C. H. Bailey
                              Clarke H. Bailey